IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

In re:	§	Chapter 11
§
The Penn Traffic Company, ET AL.[1]	§	Case No. 09-14078 (PJW)
§
Debtors.	§	Jointly Administered
§
	§ §	Re: D.I. 1096,1097, 1170,1252,1338,1339, 1361,1365,1445,1492,1493,1499,1502

FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER PURSUANT TO 11
U.S.C. § 1129 AND FED. R. BANKR. P. 3020 CONFIRMING THE THIRD AMENDED
CONSOLIDATED CHAPTER 11 PLAN OF THE DEBTORS, DATED SEPTEMBER 14, 2010

Upon consideration of:2

•
the Third Amended Consolidated Chapter 11 Plan of the Debtors, as amended, dated September 14, 2010 (the “Plan”) (D.I. 1502) and the Second Amended Disclosure Statement for the Second Amended Consolidated Chapter 11 Plan of the Debtors dated September 14, 2010 (the “Disclosure Statement”) (D.I. 1365) filed by the above-captioned debtors and debtors in possession (collectively, the “Debtors”);

•
the Debtors’ Motion for (I) Approving the Disclosure Statement, (II) Fixing a Record Voting Date, (III) Approving Solicitation Procedures, (IV) Approving the Form of Ballot and Establishing Voting Procedures, (V) Establishing Notice and Objection Procedures with Respect to Confirmation of the Chapter 11 Plan of the Debtors and (VI) Extending the Exclusive Period to Solicit Acceptance of the Chapter 11 Plan (D.I. 1170);

•
the Order (I) Approving the Disclosure Statement, (II) Fixing a Record Date, (III) Approving Solicitation Procedures, (IV) Approving the Form of Ballot and Establishing Voting Procedures, and (V) Establishing Notice and Objection Procedures with Respect to Confirmation of the Chapter 11 Plan of the Debtors (D.I. 1361) (the “Disclosure Statement Order”);

1      The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s tax identification number, are: The Penn Traffic Company (6800), Sunrise Properties, Inc. (4868), Pennway Express, Inc. (0863), Penny Curtiss Baking Company, Inc. (6750), Big M Supermarkets, Inc. (8022), Commander Foods Inc. (8023), P and C Food Markets Inc. of Vermont (5531), P.T. Development, LLC (8594), and P.T. Fayetteville/Utica, LLC (8582). The mailing address for all Debtors is: P.O. Box 4737, Syracuse, NY 13221-4737.

2      Unless otherwise noted, capitalized terms used but not defined herein shall have the meanings ascribed to them in the Third Amended Consolidated Chapter 11 Plan of the Debtors dated October 27, 2010, attached hereto as Exhibit A (D.I. 1502) as the same may have been subsequently amended, supplemented or modified from time to time, the “Plan”). The rules of interpretation set forth in the Plan shall apply to this Confirmation Order.

•	the Order Extending the Exclusive Period to Solicit Acceptance of the Chapter 11 Plan (D.I. 1252);

•	the Notice of Service regarding the Disclosure Statement Order (D.I. 1372);

•
the Affidavits of Mailing regarding service of the Disclosure Statement, the Plan, the Disclosure Statement Order, and all notices and ballots approved under the Disclosure Statement Order (collectively, the “Solicitation Package”), filed on September 15, 2010, October 5, 2010 and October 6, 2010 (D.I 1368, 1412, 1415, 1416, and 1431) (the “Mailing Affidavits”);

•	the Affidavit of Jung W. Song Certifying the Ballots Accepting or Rejecting the Second Amended Consolidated Chapter 11 Plan of the Debtors, filed on October 22, 2010 (D.I. 1490) (the “Voting Report”);

•	the Declaration of Susan D. Watson in Support of Confirmation of the Second Amended Consolidated Chapter 11 Plan of the Debtors dated October 25, 2010 (D.I. 1493) (the “Declaration in Support”);

•
the Plan Supplement for the Second Amended Consolidated Chapter 11 Plan of the Debtors, filed on October 13, 2010 (D.I. 1445) which included the Debtors’ Alternative Dispute Resolution Procedures (the “Plan Supplement”);

•
all oral representations, arguments, testimony, documents, filings and evidence presented at or in connection with the hearing held before the Bankruptcy Court on October 27, 2010 (the “Confirmation Hearing”) to consider confirmation of the Plan; and

•	the entire record of Debtors’ chapter 11 Cases, as to which the Bankruptcy Court takes judicial notice.

NOW, THEREFORE, it appearing to the Bankruptcy Court that notice of the Confirmation Hearing and the opportunity for any party in interest to object to confirmation of the Plan have been adequate and appropriate as to all entities (as defined in section 101(15) of the Bankruptcy Code) affected or to be affected by the Plan and the transactions contemplated thereby, and the legal and factual bases set forth in the documents filed in support of confirmation of the Plan and presented at the Confirmation Hearing establish just cause for the relief granted herein; and after due deliberation thereon and good cause appearing therefore, the Bankruptcy Court hereby makes and issues the following Findings of Fact, Conclusions of Law and Orders:3

I.    FINDINGS OF FACT AND CONCLUSIONS OF LAW

IT IS HEREBY DETERMINED, FOUND, ADJUDGED, DECREED AND ORDERED THAT:

A.         Exclusive Jurisdiction; Venue; Core Proceeding (28 U.S.C. §§ 157(b)(2) and 1334(a)). The Bankruptcy Court has jurisdiction over the chapter 11 Cases pursuant to 28 U.S.C. §§ 157(b) and 1334. Venue is proper pursuant to 28 U.S.C. §§ 1408 and 1409. Confirmation of the Plan is a core proceeding under 28 U.S.C. § 157(b)(2), and the Bankruptcy Court has exclusive jurisdiction to determine whether the Plan complies with the applicable provisions of the Bankruptcy Code and should be confirmed. The Bankruptcy Court has core jurisdiction to confirm the Plan.

B.          Eligibility for Relief. The Debtors were and are entities (as defined in section 101(15) of the Bankruptcy Code) eligible for relief under section 109 of the Bankruptcy Code.

C.          Commencement of Chapter 11 Cases. On November 18, 2009 (the “Petition Date”), each of the Debtors commenced a case under chapter 11 of the Bankruptcy Code. By prior order of the Bankruptcy Court, the chapter 11 Cases have been consolidated for procedural purposes only and are being jointly administered pursuant to Bankruptcy Rule 1015 (D.I. 43). The Debtors have operated their businesses and managed their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. No trustee or examiner has been appointed in the Chapter 11 Cases.

3 Findings of fact shall be construed as conclusions of law and conclusions of law shall be construed as findings of fact when appropriate. See Fed. R. Bankr. P. 7052.

D.          Judicial Notice. The Bankruptcy Court takes judicial notice of (and deems admitted into evidence for confirmation of the Plan) the docket of the chapter 11 Cases, including all filed pleadings and other documents, the Voting Report, the disclosures made in accordance with section 1129(a)(5) of the Bankruptcy Code, as described in the Plan, all orders entered, all hearing transcripts and all evidence and arguments made, proffered or adduced at the hearings held before the applicable court during the pendency of the chapter 11 Cases. All unresolved objections, statements and reservations of rights are overruled on the merits for the reasons stated on the record by the Bankruptcy Court at the Confirmation Hearing, which record is incorporated herein by reference.

E.          Order Approving the Disclosure Statement and the Solicitation Procedures. The Bankruptcy Court entered the Disclosure Statement Order that, among other things: (1) approved the Disclosure Statement Notice; (2) approved the Notice of non-voting status with respect to Impaired Claims, the form of Ballots and notices and other contents of the Solicitation Packages; (3) fixed September 14, 2010 as the Voting Record Date; (4) fixed October 27, 2010, at 1:30 p.m. (ET) as the date for the commencement of the Confirmation Hearing; (5) approved the form and method of notice of the Confirmation Hearing; (6) fixed October 20, 2010, at 4:00 p.m. (ET), as the last date and time for filing and serving objections to confirmation of the Plan (the “Plan Objection Deadline”); (7) approved the Ballot Deadline and Tabulation Rules (collectively, the “Solicitation Procedures”); (8) fixed October 15, 2010 as the deadline for filing motions for temporary allowance of Claims; (9) fixed October 6, 2010 as the deadline for filing objections to claims for voting purposes; (10) fixed September 23, 2010 as the Debtors’ deadline for serving solicitation materials; (11) fixed October 20, 2010 as the deadline for filing Ballots accepting or rejecting the Plan; (12) fixed October 22, 2010 as the deadline for filing Ballot report and certification; and (12) fixed October 13, 2010 as the Debtors’ deadline for filing the Plan Supplement.

F.          Transmittal of Solicitation Packages. In accordance with Bankruptcy Rule 3017(d) and the Disclosure Statement Order, as all set forth in the Mailing Affidavits: (1) as to Class 3 (General Unsecured Claims) and Class 5 (Convenience Claims) (collectively the “Voting Classes”), the Disclosure Statement, including a copy of the Plan, the Disclosure Statement Order, the Confirmation Hearing Notice, and an appropriate Ballot and return envelope were transmitted; (2) as to holders of unclassified Administrative Claims, unclassified Priority Tax Claims, Claims in Class 1 Priority Non-Tax claims, and Class 2 Secured Claims, the Notice of Non-Voting Status, the Disclosure Statement Order, and the Confirmation Hearing Notice were transmitted; and (3) as to Holders of Class 4 Equity Interests (collectively the “Deemed Rejecting Classes”) the Notice of Deemed Rejecting Status, the Disclosure Statement Order, and the Confirmation Hearing Notice, were transmitted.

G.          Voting Report. Prior to the Confirmation Hearing, Donlin Recano & Company, Inc. filed the Voting Report, certifying the method, receipt and tabulation of the Ballots and results of the Ballot tabulation for each of the Voting Classes. All procedures used to tabulate the Ballots were fair and conducted in accordance with the Disclosure Statement, Disclosure Statement Order, the Solicitation Procedures, the Plan, the Bankruptcy Code, Bankruptcy Rules, the Local Bankruptcy Rules and all other applicable rules, laws and regulations.

H.          Transmittal And Mailing Of Materials; Notice. Adequate and sufficient notice of the Plan, the Disclosure Statement, the Confirmation Hearing, the Plan Objection Deadline, the entry of this Confirmation Order, and the other bar dates, deadlines and hearings described in the Disclosure Statement Order and Disclosure Statement were given in compliance with the Bankruptcy Rules and the Disclosure Statement Order, and no other or further notice is or shall be required.

I.           Solicitation. Solicitation of votes on the Plan by the Debtors was conducted in good faith and in compliance with sections 1125 and 1126 of the Bankruptcy Code, Bankruptcy Rules 3017 and 3018, the Disclosure Statement, the Disclosure Statement Order, all other applicable provisions of the Bankruptcy Code, and all other rules, laws, and regulations.

J.           Ballots. All procedures used to distribute the Solicitation Packages to the applicable holders of Claims and Equity Interests and to tabulate the Ballots were fair and conducted in accordance with the Disclosure Statement, Disclosure Statement Order, the Bankruptcy Code, the Bankruptcy Rules, the local rules of the Bankruptcy Court for the District of Delaware, and all other applicable rules, laws, and regulations.

K.         Impaired Classes Voting to Accept the Plan.

1.           Class 3 (General Unsecured Claims). As evidenced by the Voting Report, as to Class 3, creditors that hold more than ninety-two percent (92%) in number of the Claims allowed to vote in such Class have accepted the Plan and ninety-nine percent (99%) in amount of the Claims allowed to vote in such Class have voted to accept the Plan. Therefore, at least one (1) Class of Claims or Equity Interests that is impaired under the Plan, pursuant to section 1124 of the Bankruptcy Code, has accepted the Plan (determined without including any acceptances of the Plan by any insider), thus satisfying the requirements of section 1129(a)(10) of the Bankruptcy Code.

2.           Class 5 (Convenience Claims). As evidenced by the Voting Report, as to Class 5, creditors that hold more than ninety-six percent (96%) in number of the Claims allowed to vote in such Class have accepted the Plan and ninety-seven percent (97%) in amount of the Claims allowed to vote in such Class have voted to accept the Plan. Therefore, at least one (1) Class of Claims or Equity Interests that is impaired under the Plan, pursuant to section 1124 of the Bankruptcy Code, has accepted the Plan (determined without including any acceptances of the Plan by any insider), thus satisfying the requirements of section 1129(a)(10) of the Bankruptcy Code.

L.          Impaired Classes Deemed To Reject The Plan.
Class 4 (Equity Interests). Holders of Equity Interests in Class 4 are Impaired and shall receive no distribution under the Plan on account of their Equity Interests. Therefore, Holders of Equity Interests in Class 4 are deemed not to have accepted the Plan and are not entitled to vote to accept or reject the Plan.

M.         Burden Of Proof. The Debtors, as proponents of the Plan, have met their burden of proving the elements of section 1129(a) of the Bankruptcy Code by a preponderance of evidence, which is the applicable evidentiary standard. The Bankruptcy Court also finds that the elements of section 1129(a) of the Bankruptcy Code have been satisfied under the clear and convincing standard of proof.

N.         Plan Compliance With Bankruptcy Code (11 U.S.C. § 1129(a)(1)). The Plan complies with the applicable provisions of the Bankruptcy Code, thereby satisfying section 1129(a)(1) of the Bankruptcy Code.

(1)         Proper Classification (11 U.S.C. 1122. 1123(a)(1)). The Plan at Article 2 designates Classes of Claims against and Equity Interests in the Debtors. The Claims and Equity Interests placed in each Class are substantially similar to other Claims or Equity Interests, as the case may be, in each such Class. Valid business, factual and legal reasons exist for separately classifying the various Classes of Claims and Equity Interests created under the Plan, and such Classes do not unfairly discriminate between holders of Claims or Equity Interests. Thus, the Plan satisfies sections 1122 and 1123(a)(1) of the Bankruptcy Code.

(2)         Specification Of Unimpaired Classes (11 U.S.C. § 1123(a)(2)). The Plan at Article 2 specifies that Class 1 (Priority Non-Tax Claims) and Class 2 (Secured Claims) are unimpaired. Thus, the Plan satisfies section 1123(a)(2) of the Bankruptcy Code.

(3)         Specification Of Treatment Of Impaired Classes (11 U.S.C. § 1123(a)(3)’). The Plan at Article 2 specifies that Class 3 (Unsecured Claims), Class 4 (Equity Interests) and Class 5 (Convenience Claims) are Impaired under the Plan. Thus, the Plan satisfies section 1123(a)(3) of the Bankruptcy Code.

(4)         No Discrimination (11 U.S.C. § 1123(a)(4)). The Plan provides for the same treatment for each Claim or Equity Interest in each respective Class unless the holder of a particular Claim or Equity Interest has agreed to less favorable treatment with respect to such Claim or Equity Interest. Thus, the Plan satisfies section 1123(a)(4) of the Bankruptcy Code.

(5)         Implementation Of Plan (11 U.S.C. § 1123(a)(5)). The Plan at Article 6 provides adequate and proper means for implementation of the Plan. Thus, the Plan satisfies section 1123(a)(5) of the Bankruptcy Code.

(6)         Prohibition Against Issuance Of Non-Voting Equity Securities And Provisions For Voting Power Of Classes Of Securities (11 U.S.C. § 1123(a)(6)). No non-voting or other stock of the Debtors will be distributed under the Plan, and all existing Equity Interests in the Debtors shall be cancelled under the Plan. Thus, the Plan satisfies section 1123(a)(6) of the Bankruptcy Code. On the Effective Date, the Debtors shall issue a single share of the Debtors stock to the Plan Administrator.

(7)         Selection Of Designated Officers (11 U.S.C. $ 1123(a)(7)). Through the Plan, Disclosure Statement, Plan Administrator Agreement, Declaration in Support and at the Confirmation Hearing, the Debtors have adequately disclosed the identity of WDC Solutions, Ltd., an Illinois corporation, that is proposed to serve on or after the Effective Date as the Plan Administrator. The appointment and employment of this entity and person is consistent with the interests of the holders of Claims and Equity Interests and with public policy. Thus, section 1123(a)(7) of the Bankruptcy Code is satisfied.

(8)         Additional Plan Provisions (11 U.S.C. § 1123(b)). The Plan’s provisions are appropriate and consistent with the applicable provisions of the Bankruptcy Code, including, without limitation, provisions for: (a) distributions to holders of Claims; (b) the transactions contemplated by the Plan; (c) the disposition of executory contracts and unexpired leases; (d) the retention of, and right to enforce, sue on, settle or compromise certain claims or causes of action against third parties; (e) resolution of Disputed Claims; (f) allowance of certain Claims; (g) exculpation and release of various entities as set forth in the Plan; and (h) the various injunctions set forth in the Plan.

(9)         Fed. R. Bankr. P. 3016(a). The Plan is dated and identifies the entities submitting it, thereby satisfying Bankruptcy Rule 3016(a).

(10)       Fed. R. Bankr. P. 3016(c). The Plan clearly identifies the injunction proposed under the Plan, thereby satisfying Bankruptcy Rule 3016(c).

O.         Proponents’ Compliance With Bankruptcy Code (11 U.S.C. §1 129(a)(2)). Except as otherwise provided or permitted by orders of the Bankruptcy Court, the Debtors have complied with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, the Disclosure Statement Order, and other orders of this Bankruptcy Court thereby satisfying section 1129(a)(2) of the Bankruptcy Code. Specifically, the Debtors are proper debtors under section 109 of the Bankruptcy Code and the Debtors are proper proponents of the Plan under section 1121 of the Bankruptcy Code.

P.          Plan Proposed In Good Faith (11 U.S.C. $ 1129(a)(3)). The Debtors have proposed the Plan in good faith and not by any means forbidden by law. This Confirmation Order was not procured by fraud, thereby satisfying section 1129(a)(3) of the Bankruptcy Code. In determining that the Plan has been proposed in good faith, the Bankruptcy Court has examined, inter alia, the totality of the circumstances surrounding the filing of the chapter 11 Cases, the formulation of the Plan and all modifications thereto, and the record of the Confirmation Hearing. The chapter 11 Cases were filed and the Plan was proposed, with the legitimate and honest purpose of maximizing the value of the Debtors’ Estates and the recoveries to holders of Claims and Equity Interests.

Q.         Payments For Services Or Costs And Expenses (11 U.S.C. $ 1129(a)(4)). Any payment made or to be made by the Debtors for services or for costs and expenses in connection with the chapter 11 Cases prior to the Confirmation Date, including administrative expense and substantial contribution claims under sections 503 and 507 of the Bankruptcy Code, or in connection with the Plan and incident to the chapter 11 Cases, either has been approved by or is subject to the approval of the Bankruptcy Court as reasonable, thereby satisfying section 1129(a)(4) of the Bankruptcy Code.

R.          Directors, Officers, And Insiders (11 U.S.C. $ 1129(a)(5)). The Debtors have complied with section 1129(a)(5) of the Bankruptcy Code and have disclosed the identity and affiliations of WDC Solutions, Ltd., an Illinois corporation and Susan D. Watson, the Debtors’ Wind Down Officer, as the entity that is to serve, after Confirmation of the Plan, as Plan Administrator. The appointment to such office is consistent with the interests of holders of Claims and Equity Interests and with public policy.

S.          No Rate Changes (11 U.S.C. § 1129(a)(6)). Section 1129(a)(6) of the Bankruptcy Code is satisfied because the Plan does not provide for any change in rates over which a governmental regulatory commission has jurisdiction.

T.          Best Interests Test (11 U.S.C. § 1129(a)(7)). The Plan satisfies section 1129(a)(7) of the Bankruptcy Code. The Disclosure Statement and the other evidence proffered or adduced at the Confirmation Hearing (1) are persuasive and credible, (2) have not been controverted by other evidence or challenged in any objections to the Plan, (3) are based upon reasonable and sound assumptions, and (4) establish that each holder of a Claim or Equity Interest in an Impaired Class that has not accepted the Plan will receive or retain under the Plan, on account of such Claim or Equity Interest, property of a value, as of the Effective Date, that is not less than the amount that such holder would receive if the Debtors were liquidated under chapter 7 of the Bankruptcy Code on such date.

U.          Acceptance By Certain Classes (11 U.S.C. § 1129(a)(8)). Class 1 (Priority Non-Tax Claims) and Class 2 (Secured Claims) are unimpaired by the Plan, and, under section 1126(f) of the Bankruptcy Code, are conclusively presumed to have accepted the Plan. As evidenced by the Voting Report, Class 3 (General Unsecured Claims) and Class 5 (Convenience Claims) have voted to accept the Plan. Holders of Claims or Equity Interests in the Deemed Rejecting Class (Class 4) will receive no distribution under the Plan and are deemed to reject the Plan pursuant to section 1126(g) of the Bankruptcy Code. Although section 1129(a)(8) of the Bankruptcy Code has not been satisfied with respect to the Deemed Rejecting Class, the Plan nevertheless is confirmable because it satisfies section 1129(b) of the Bankruptcy Code with respect to that Class.

V.          Treatment Of Administrative And Priority Claims (11 U.S.C. § 1129(a)(9)). The treatment of Administrative Claims, Professional Compensation Claims and Priority Non-Tax Claims under the Plan satisfies the requirements of section 1129(a)(9)(A) and (B) of the Bankruptcy Code, and the treatment of Priority Tax Claims under the Plan satisfies the requirements of section 1129(a)(9)(C) of the Bankruptcy Code.

W.        Acceptance By Impaired Class (11 U.S.C. § 1129(a)(10)). Class 3 (General Unsecured Claims) and Class 5 (Convenience Claims) in these chapter 11 Cases are an impaired Classes of Claims that has voted to accept the Plan. Thus, the Plan satisfies section 1129(a)(10) of the Bankruptcy Code.

X.         Feasibility (11 U.S.C. § 1129(a)(l1)). The Plan satisfies section 1129(a)(II) of the Bankruptcy Code. The Plan provides for the vesting of all of the property and interests of the Debtors and their Estates in the Debtors and for distributions of Cash and other property to holders of Allowed Claims in accordance with the priority scheme of the Bankruptcy Code and the terms of the Plan. The Disclosure Statement and the evidence proffered or adduced at the Confirmation Hearing (1) are persuasive and credible, (2) have not been controverted by other evidence or challenged in any of the objections to confirmation of the Plan, and (3) establish that the Plan is feasible.

Y.          Payment Of Fees (11 U.S.C. § 1129(a)(12)). The Debtors have paid or will pay, on the Effective Date, or as soon thereafter as practicable, all fees due and payable under 28 U.S.C. § 1930, thereby satisfying section 1129(a)(12) of the Bankruptcy Code.

Z.          Continuation Of Retiree Benefits (11 U.S.C. $ 1129(a)(13)). The Debtors’ Plan is a liquidating plan, and the Debtors will not continue to participate in or contribute to the various retiree benefit funds. However, in accordance with section 1114(e)(1)(B), the Debtors have resolved all outstanding claims and disputes relating to their withdrawal from their retiree’s benefit funds. Therefore, section 1129(a)(13) is satisfied.

AA.      Domestic Support Obligations (11 U.S.C. § 1129(a)(14); Individual Debtor Requirements (11 U.S.C. § 1129(a)(15); Transfer Compliance with Nonbankruptcy Law (11 U.S.C. § 1129(a)(16)). The Debtors have no domestic support obligations, are not individuals, and are for-profit entities that are not selling property pursuant to the Plan, thus the requirements of sections 1129(a)(14),(15) and (16) of the Bankruptcy Code are not applicable.

BB.       Section 1129(b): Confirmation of the Plan over Nonacceptance of Impaired Classes.

1.            Notwithstanding the fact that the Deemed Rejecting Class has not accepted the Plan, the Plan may be confirmed pursuant to section 1129(b)(1) of the Bankruptcy Code because: (a) Class 3 (General Unsecured Claims) has voted to accept the Plan; (b) Class 5 (Convenience Claims) has voted to accept the Plan; and (c) the Plan does not discriminate unfairly and is fair and equitable with respect to the Deemed Rejecting Class.

2.            The Plan does not discriminate unfairly because, as to the Deemed Rejecting Class, no similar Class of Claims or Equity Interests exist. Furthermore, the Plan does not discriminate unfairly because the holders of Claims receive treatment that fairly and appropriately reflects the differences in legal rights and the differences in the relative value between the Claims and Equity Interests assigned to the different Classes under the Plan.

3.           With respect to the Deemed Rejecting Class, the Plan is fair and equitable because no holders of Equity Interests junior to the Holders in such Class will receive or retain any property under the Plan on account of such Equity Interest. After entry of the Confirmation Order and upon the occurrence of the Effective Date, the Plan shall be binding upon the members of the Deemed Rejecting Class.

CC.       Principal Purpose Of Plan (11 U.S.C. $ 1129(d)). The principal purpose of the Plan is not the avoidance of taxes or the avoidance of the application of section 5 of the Securities Act of 1933 (15 U.S.C. § 77e).

DD.      Good Faith Solicitation (11 U.S.C. § 1125(e)). The Debtors and their respective agents, representatives, attorneys, and advisors have solicited votes on the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code and the Disclosure Statement Order and are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code and the exculpation and limitation of liability provision set forth in the Plan.

EE.        Committee’s Letter in Support of the Plan. On September 10, 2010, the Committee filed with the Bankruptcy Court a letter in support of the Plan (D.I. 1353) that was transmitted to creditors as part of the solicitation packages pursuant to the Solicitation Procedures.

FF.        Rejection and Assumption of Executory Contracts and Unexpired Leases. The Debtors have exercised reasonable business judgment in determining whether to assume or reject executory contracts and unexpired leases as set forth in Article 5 of the Plan. Each pre- or post-Confirmation assumption or rejection of an executory contract or unexpired lease pursuant to the Plan and assignment, if any, shall be legal, valid and binding upon the Debtors, the Plan Administrator and their assignees or successors and all non-Debtor parties to such executory contracts or unexpired leases, all to the same extent as if such assumption or rejection had been effectuated pursuant to an appropriate Final Order of the Bankruptcy Court entered before the Confirmation Date under section 365 of the Bankruptcy Code.

GG.       Settlements, Compromises and Releases. All settlements and compromises, to the extent any, embodied in the Plan are fair, equitable, reasonable and in the best interests of the Debtors and their Estates, creditors and Interestholders, and such settlements and compromises shall be, and hereby are, effective and binding upon all persons and entities who may have had standing to assert such claims or causes of action. Pursuant to section 1123(b)(3) of the Code and Bankruptcy Rule 9019(a): (1) the settlements, compromises, releases, discharges, exculpations, and injunctions set forth in the Plan and implemented by this Confirmation Order shall be, and hereby are, approved as equitable, reasonable and in the best interests of the Debtors, the creditors and the Interestholders; (2) the classification and manner of satisfying all Claims and Equity Interests and the respective distributions and treatments under the Plan take into account and/or conform to the relative priority rights of the Claims and Equity Interests in each Class; and (3) the settlement, compromise and release of any and all such rights pursuant to the Plan are in the best interests of the Debtors, creditors and Interestholders, and shall be, and hereby are, approved as fair, equitable and reasonable.

HH.      Conditions To Confirmation and Effective Date; Waiver of Conditions. The conditions to Confirmation set forth in the Plan have been satisfied, waived or will be satisfied by entry of this Confirmation Order. The conditions to the Effective Date set forth in the Plan are reasonably likely to be satisfied.

II.          Retention Of Jurisdiction. The Bankruptcy Court properly may retain jurisdiction over the matters set forth in the Plan, without limitation, as described in the Plan, after the Effective Date; provided, however, that nothing in the Plan or this Confirmation Order shall expand the jurisdiction of the Bankruptcy Court following the occurrence of the Effective Date beyond that provided for in section 1142 of the Bankruptcy Code, 28 U.S.C. § 157 and/or 28 U.S.C. § 1334.

JJ.         Election Pursuant to 11 U.S.C. § 1111(b). No secured creditor has elected the treatment provided by section 1111(b) of the Bankruptcy Code.

KK.      Substantive Consolidation. On the Effective Date, the Debtors’ Estates and chapter 11 Cases shall be deemed to have been substantively consolidated such that: (i) all assets and liabilities of the Debtors shall be merged or treated as if they were merged with the assets and liabilities of the Debtors; (ii) any obligations of a Debtor and all guarantees thereof by one (1) or more of the other Debtors shall be deemed to be one (1) obligation of the Debtors; and (iii) each Claim filed or to be filed against any Debtor shall be deemed filed only against the Debtors and shall be deemed a single Claim against and a single obligation of the Debtors. On the Effective Date, and in accordance with the terms of the Plan and consolidation of the assets and the liabilities of the Debtors, all Claims based upon guarantees of collection, payment or performance made by the Debtors as the obligations of another Debtor shall be released and of no further force and effect. The foregoing shall not, and shall not be deemed to, prejudice the Rights of Action or any rights of the Debtors, their Estates or the Plan Administrator under any doctrine of setoff or recoupment (or any similar doctrine), all of which shall survive entry of this Order for the benefit of the Debtors, their Estates, and the Plan Administrator as if their had been no substantive consolidation. For the avoidance of doubt, this Substantive Consolidation shall not alter the Debtors’ individual obligations under 28 U.S.C. § 1930 to pay all fees due and payable until each Debtors’ bankruptcy case is closed by order of the Court.

II.           ORDERS

BASED ON THE FOREGOING, IT IS HEREBY ORDERED:

1.           Order. This Confirmation Order shall and does confirm the Plan as set forth herein. A copy of the Plan is attached hereto as Exhibit A.

2.           Objections. All Objections to confirmation of the Plan that have not been withdrawn, waived, or settled as set forth herein, and all reservations of rights included therein, are overruled on the merits for the reasons stated on the record by the Bankruptcy Court at the Confirmation Hearing.

3.           Findings of Fact and Conclusions of Law. The findings of fact and the conclusions of law stated in this Confirmation Order shall constitute findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, made applicable to the proceeding by Bankruptcy Rule 9014. To the extent any finding of fact shall be determined to be a conclusion of law, it shall be so deemed, and to the extent any conclusion of law shall be determined to be a finding of fact, it shall be so deemed.

4.           Confirmation. The Plan, including all exhibits to the Plan (whether or not attached thereto), is approved and confirmed under section 1129 of the Bankruptcy Code. The terms of the Plan, all exhibits (whether or not attached thereto) thereto, are incorporated by reference into and are an integral part of this Confirmation Order. The failure to include or specifically reference any particular provision of the Plan in this Confirmation Order shall not diminish or impair the effectiveness of such provision.

5.           Plan Classification Controlling. The terms of the Plan shall solely govern the classification of Claims and Equity Interests for purposes of the distributions to be made thereunder. The classifications set forth in the Ballots tendered to or returned by the holders of Claims or Equity Interests in connection with voting on the Plan: (a) were set forth on the Ballots solely for purposes of voting to accept or reject the Plan; (b) do not necessarily represent, and in no event shall be deemed to modify or otherwise affect, the actual classification of such Claims and Equity Interests under the Plan for distribution purposes; (c) may not be relied upon by any holder of a Claim or Equity Interest as representing the actual classification of such Claim or Equity Interest under the Plan for distribution purposes; and (d) shall not be binding on the Debtors except for voting purposes.

6.           The Plan Administrator. The Plan Administrator shall receive and retain all the rights, powers and duties necessary to carry out its responsibilities under the Plan and the Plan Administration Agreement, subject to the limitations set forth in the Plan, this Confirmation Order and the Plan Administration Agreement. The Plan Administrator is hereby appointed and is authorized and directed to take any and all actions contemplated to be taken by the Plan Administrator pursuant to the Plan and the Plan Administration Agreement. Subject to and in accordance with the Plan and the Plan Administration Agreement, the Plan Administrator shall be responsible for all decisions and duties with respect to the Debtors. In all circumstances, the Plan Administrator shall act in the best interests of the beneficiaries of the Debtors and in furtherance of the purposes of the Plan. Subject to and in accordance with the Plan and the Plan Administration Agreement, the costs and expenses of the Plan Administrator, including the fees and expenses of the Plan Administrator and its retained professionals, shall be paid as set forth in the Plan and Plan Administration Agreement.

7.           Estate Representative Status. The Plan Administrator, the Debtors, the Committee, and the Post-Confirmation Oversight Committee shall be “representative[s] of the estate” under section 1123(b)(3) of the Bankruptcy Code and successors of the Debtors under section 1145 of the Bankruptcy Code.

8.           The Committee. The Committee shall survive the Effective Date for only the following purposes (i) the conclusion of any appeals or other challenges or matters with respect to the Confirmation Order; and (ii) for the review and prosecution of any Professional Compensation Claims and any objections thereto. The composition of the Committee after the Effective Date, for the purposes described above, shall remain the same as the composition of the Committee just prior to the Effective Date, should those members wish to continue to serve. The Committee will continue to have fiduciary duties to the holders of Claims in the same manner that members of an official committee of unsecured creditors appointed pursuant to section 1102 of the Bankruptcy Court have fiduciary duties to the constituents represented by the Committee. The Committee shall be dissolved with respect to all other duties. Once the purposes described above shall cease, the Committee shall be fully dissolved.

9.           The Post-Confirmation Oversight Committee. The Post-Confirmation Oversight Committee shall be established as of the Effective Date in accordance with the terms of the Plan and the Plan Administration Agreement.

10.        Provisions Of Plan And Order Non-Severable And Mutually Dependent. The provisions of the Plan and this Confirmation Order, including the findings of fact and conclusions of law set forth herein, are nonseverable and mutually dependent.

11.        Effects Of Confirmation; Immediate Effectiveness; Successors And Assigns. The Bankruptcy Court authorizes the Debtors to consummate the Plan after entry of this Confirmation Order, subject to Bankruptcy Rule 3020(e). Subject to the occurrence of the Effective Date, and notwithstanding any otherwise applicable law, immediately upon the entry of this Confirmation Order, the terms of the Plan (including all exhibits and attachments thereto and all documents and agreements executed pursuant to the Plan) and this Confirmation Order shall be binding on: (a) the Debtors; (b) all holders of Claims and Equity Interests; (c) each Person acquiring property under the Plan, to the extent any; (d) any other party-in-interest; (e) any Person making an appearance in these chapter 11 Cases; (f) any Person receiving notice of the Plan; and (g) each of the foregoing’s respective heirs, successors, assigns, trustees, executors, administrators, affiliates, officers, directors, agents, representatives, attorneys, beneficiaries, or guardians.

12.        Insurance Policies. Except to the extent provided otherwise in the Plan: (a) any insurance policy in effect as of the date of the Effective Date that provides insurance coverage to the Debtors or their officers, directors and employees shall remain in effect through its expiration in accordance with the terms and conditions of such policy, and (b) to the extent that any such policies are deemed to be an executory contract, the assumption of such policies is hereby approved and the cure amount with respect thereto is $0.00.

13.        Cancellation of Notes, Instruments, Debentures, and Equity Interests. On the Effective Date, except to the extent provided otherwise in the Plan, and this Confirmation Order, all notes, instruments, debentures, certificates and other documents evidencing Claims and all Equity Interests in any of the Debtors shall be canceled and deemed terminated and surrendered (regardless of whether such notes, instruments, debentures, certificates or other documents are in fact surrendered for cancellation to the appropriate indenture trustee, if any, or other such Person) and all indentures, if any, to which any Debtor is a party shall be deemed canceled as permitted by section 1123(a)(5) of the Bankruptcy Code.

14.        Rights of Action. The Plan Administrator, pursuant to the Plan and the Plan Administration Agreement, shall have the sole right to pursue any existing or potential Rights of Action, as set forth herein, those Rights of Action previously waived or released by the Debtors pursuant to any Final Order of the Bankruptcy Court, by informal demand and/or by the commencement of litigation, and to assert any and all defense against Claims arising under section 502(d) of the Bankruptcy Code. Except as expressly provided for in the Plan or the Confirmation Order, nothing contained in the Plan or the Confirmation Order shall be deemed to (i) be res judicata or the basis for estoppel of, (ii) create any other defense to the prosecution to judgment on the merits of, (iii) be a waiver of or (iv) be a relinquishment of any Right of Action, which the Debtors or the Plan Administrator had on, before or after the Effective Date, against or with respect to any Right of Action left unaltered or unimpaired by the Plan. On and after the Effective Date and the Plan Administrator shall have, retain, reserve and be entitled to assert, prosecute, settle or abandon all such Right of Action, which the Debtors had on or before the Effective Date and all of the legal and equitable rights respecting any such Right of Action.

15.        Termination of Officers and Directors. On the Effective Date, the Plan Administrator shall be appointed as sole officer and director of each of the Debtors, and the respective members of the Debtors’ boards of directors and the officers of the respective Debtors shall be terminated.

16.        Resolution of Contingent, Unliquidated and Disputed Claims. Except as expressly provided in the Plan, the Plan Administration Agreement or this Confirmation Order, the Plan Administrator shall have exclusive authority to file objections to, and settle, compromise, withdraw or litigate to judgment objections to any and all Claims. Except as expressly provided in the Plan, the Plan Administration Agreement or this Confirmation Order, from and after the Effective Date, the Plan Administrator in accordance with the terms of the Plan may settle, compromise or withdrawal objections to any contingent, unliquidated or disputed Claim without approval of the Bankruptcy Court or notice to any party.

17.        Except as expressly provided by the Plan or in any order entered in the chapter 11 Cases prior to the Effective Date (including the Confirmation Order), no Claim shall be deemed Allowed unless such Claim is deemed Allowed under the Plan or the Bankruptcy Code or the Bankruptcy Court has entered a Final Order (including the Confirmation Order) in the chapter 11 Cases allowing such Claim. Except as expressly provided by the Plan or in any order entered in the chapter 11 Cases prior to the Effective Date (including the Confirmation Order), the Plan Administrator will have and shall retain after the Effective Date any and all rights and defenses that the Debtors and/or the Committee had with respect to any Claim as of the Petition Date.

18.        Internal Revenue Service. Notwithstanding any provision to the contrary in the Plan, the Confirmation Order, and any implementing Plan documents (collectively, “Documents”), nothing shall: (1) affect the ability of the Internal Revenue Service (“IRS”) to pursue any non-debtors to the extent allowed by non-bankruptcy law for any liabilities that may be related to any federal tax liabilities owed by the Debtors; (2) affect the rights of the IRS to assert setoff and recoupment and such rights are expressly preserved; (3) discharge any IRS claims described in 11 U.S.C. Section 1141(d)(6); (4) cause an IRS claim to be adjusted, expunged, superseded or otherwise affected without prior notice to the IRS; and (5) require the IRS to file an administrative expense claim to the extent the IRS is exempt from doing so pursuant to Section 503(b)(1)(D). To the extent the allowed IRS Priority Tax Claims are not paid in full in cash on the Effective Date, the allowed IRS Priority Tax Claims shall accrue interest at the rate and method set forth in 26 U.S.C. Sections 6621 and 6622 (in addition, in accordance with the Internal Revenue Code, the Debtors will be entitled to statutory interest on any overpayment due to the Debtors). Moreover, the Debtors and the Plan Administrator agree that they will timely file or cause to be filed all required federal tax returns and that they shall comply with the provisions of the Internal Revenue Code. The IRS will not be bound by any characterizations, for tax purposes, of any transaction as set forth in the Documents or any valuation of any property as set forth in the Documents and the IRS shall not be bound by any characterizations, for tax purposes, of any entity as set forth in the Documents specifically including, but not limited to, the Creditor Trust; provided, however that the Debtors and the Plan Administrator do not waive their rights to contest the IRS characterizations of any transaction, entity or valuation of property.

19.        Department of Labor. Notwithstanding any language to the contrary contained in this Conformation Order, the Plan or any documents implementing the Plan, no provision shall release any non-Debtor, including any of the directors and officers of the Debtors, from liability, if any, to the United States Department of Labor (the “DOL”) for the benefit of Penn Traffic 401(k) savings plan for any act or omission in connection with The Penn Traffic 401(k) Savings Plan that gives rise to any legal action or claim for a violation of any provision of Title I of the Employee Retirement Income and Security Act of 1974, (“ERISA”) brought by the DOL or enjoin the DOL from asserting such claim. For the avoidance of doubt, the term “non-Debtor” as used above does not include the Plan Administrator as a representative of Estates under Bankruptcy Code section 1123(b)(3).  Furthermore, nothing in the Confirmation Order, Plan or any document implementing the Plan is intended to or shall limit the liability of any fiduciary under Title I of ERISA for acts or omissions relating to the Penn Traffic 401(k) Savings Plan occurring on or after the Effective Date.

20.        Notwithstanding the General Bar or any other limitation imposen by the Confirmation Order, the Plan, any document implementing the Plan or any prior order of this Court (collectively, the “Limitations”), the proof of claim filed on behalf of The Penn Traffic Company 401(k) Savings Plan (the “401(10 Plan”), identified by the Debtors as Claim No. 2065 (“Filed 401(k) Plan Claim”), is hereby deemed amended to assert an additional unliquidated claim for all amounts, if any, owed to the 401(k) Plan for unpaid Safe Harbor Contributions (as defined in the 401(k) Plan) for the 2009 Plan year or otherwise arising out of or relating to the “safe harbor” requirements, if any, of Internal Revenue Code section 401(k)(12) for the 2009 plan year of the 401(k) Plan (the “Additional 401(10 Claim Component”). The Additional 401(k) Claim Component shall further be deemed to assert an administrative expense under Bankruptcy Code section 503(b) and a priority under Bankruptcy Code section 507(a)(5), in each case to the extent such provisions are applicable. The United States Department of Labor is granted standing to seek allowance of the Filed 401(k) Plan Claim as amended by the Additional 401 (k) Claim Component. All of the foregoing is without prejudice to the right of the Debtors and the Plan Administrator, as applicable, to object on any basis (excluding the Limitations) to, or otherwise resolve, the Filed 401(k) Plan Claim, as amended by the Additional 401(k) Claim Component.

21.        ACE Companies. The sentence of Section 8.8 of the Plan which states “Any Administrative Claims of the ACE Companies arising under or related to the ACE Program shall be subject to the applicable bar date set forth in Section 3.1(a) of the Plan or order of the Bankruptcy Court” is hereby deleted.

22.        Rejection and Assumption of Executory Contracts and Unexpired Leases. Except as otherwise provided in the Plan, effective upon the date of Confirmation of the Plan, all Executory Contracts which have not otherwise been assumed or rejected by the Debtors prior to the Effective Date are hereby rejected under this Plan, excluding those Executory Contracts listed on Exhibit C to the Plan which are assumed as of the Effective Date, except: (a) any Executory Contract that is the subject of a separate motion to assume or assume and assign filed pursuant to section 365 of the Bankruptcy Code by the Debtors before the entry of the Confirmation Order, provided, however, that upon denial or withdrawal of any such motion, such Executory Contract shall automatically be rejected as if rejected hereunder as of the Effective Date; (b) all Executory Contracts assumed by Order entered before the Confirmation Date and not subsequently specifically rejected pursuant to an Order; and (c) any agreement, obligation, security interest, transaction or similar undertaking that the Debtors believe is not an Executory Contract that is later determined by the Bankruptcy Court to be an Executory Contract that is subject to assumption or rejection under section 365 of the Bankruptcy Code, which agreements shall be subject to a motion of the Plan Administrator seeking assumption or rejection within thirty (30) days of any such determination.

23.        Rejection Damages Claims. Each entity that is a party to an executory contract or unexpired lease that is rejected as of the Effective Date pursuant to Article 5 of the Plan and this Confirmation Order will be entitled to file, not later than thirty (30) days following the Effective Date, a proof of Claim for damages alleged to have been suffered due to such rejection; provided, however, that the opportunity afforded a Person whose executory contract or unexpired lease is rejected as of the Effective Date pursuant to the Plan and the Confirmation Order to file a proof of Claim shall not extend the time for any Person to assert or attempt to assert a claim on account of an executory contract or unexpired lease that was previously rejected by the Debtors for which the General Bar Date applies or another filing deadline was established. Any Person that has a Claim for damages as a result of the rejection of an executory contract or unexpired lease pursuant to Article 5 of the Plan that does not file a proof of Claim in accordance with the terms and provisions of the Plan with the Bankruptcy Court (and serve such proof of Claim upon the Plan Administrator) will be forever barred from asserting that Claim against, and such Claim shall be unenforceable against, the Debtors, the Estates, the Plan Administrator or their respective property.

24.            Injunctions. The injunction provision set forth in the Plan is hereby approved in its entirety. Except as otherwise provided in the Plan, the Plan Administration Agreement or the Confirmation Order, as of the Confirmation Date, but subject to the occurrence of the Effective Date, all entities that have held, hold or may hold a Claim or other debt or liability against any of the Debtors or Equity Interest in any of the Debtors are permanently enjoined from taking any of the following actions against any of the Debtors, the Estate, the Committee, the Plan Administrator, the Post-Confirmation Oversight Committee, along with each of their respective present or former affiliates, members, employees, agents, officers, directors and principals and professionals on account of any such Claims or Equity Interests: (a) commencing or continuing, in any manner or in any place, any action or other proceeding on account of any such Claim or Equity Interest; (b) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order on account of any such Claim or Equity Interest; (c) creating, perfecting or enforcing any lien or encumbrance on account of any such Claim or Equity Interest; (d) asserting a setoff of any kind against any debt, liability or obligation due to any of the Debtors to the extent such right of setoff was or could have been asserted on or before the applicable bar date on account of any such Claim or Equity Interest; (e) commencing or continuing, in any manner or in any place, any action that does not comply with or is inconsistent with the provisions of the Plan on account of any such Claim or Equity Interest; or (f) taking any actions to interfere with the implementation of the Plan; provided, however, that (i) nothing contained herein shall preclude such persons from exercising their rights pursuant to and consistent with the terms of the Plan, and (ii) nothing contained in this paragraph 4 and Section 9.1 of the Plan shall preclude any person from exercising rights in connection with any claim, cause of action, right or other liability arising out of a violation of ERISA Sections 401 to 414, 29 U.S.C. §§ 1101-1114, or any claim or cause of action by the New York State Teamsters Conference Pension and Retirement Fund against any party other than those referenced in clauses (a) through (k) of Section 8.2 of the Plan for employer withdrawal liability obligations.

25.        Indemnification. The indemnification provisions set forth in the Plan are hereby approved in their entirety. Nothing herein shall limit, impair or affect, in any way or manner whatsoever, the rights and ability of any present or former officers, directors or employees of any of the Debtors ability to seek indemnification from any of the Debtors and to seek payment therefor, or for any other reason, from any applicable insurance policies, including but not limited to any fiduciary liability or director and officer liability insurance, provided, however, that such person’s sole recourse on account of any right of indemnification shall be to, and sole right to recovery on account of any right of indemnification shall be from, any such insurance.

26.        Exculpation. The exculpation provisions set forth in the Plan are hereby approved in their entirety. On the Effective Date, each of (a) the Debtors and the Directors and Officers (solely in their respective capacities as directors and/or officers of the Debtors); (b) the Debtors’ attorneys, advisors and other professionals; (c) the Committee and its members, solely in their capacity as Committee members; (d) the Committee’s attorneys, advisors and other professionals; (e) Wind Down Officer and the attorneys, advisors and other professionals of the Wind Down Officer; (f) the Plan Administrator their members, principals, employees and agents; (g) the attorneys advisors and other professionals to the Plan Administrator; (h) the Post-Confirmation Oversight Committee and their members and directors (solely in their capacity as such); (i) the attorneys, advisors and other professionals to the Post-Confirmation Oversight Committee and the Trust Board, if any; (j) the Disbursing Agent, its members, principals, employees and agents; and (k) the attorneys, advisors and other professionals to the Disbursing Agent, shall have no liability to any holder of a Claim or Equity Interest or to any other person for any action taken or not taken in connection with the decision to file a bankruptcy petition on behalf of the Debtors, the sale or shutdown of the Debtors’ operations, the operation, sale and wind down of the Debtors during chapter 11, the administration of the Bankruptcy Cases, the negotiation and implementation of the Plan, Confirmation of the Plan, consummation of the Plan (including all Distributions hereunder), the administration of the Plan, and the property to be distributed under the Plan. In all such instances, such parties shall be and have been entitled to reasonably rely on the advice of counsel with respect to their duties and responsibilities in connection with the Bankruptcy Cases and under the Plan. Nothing contained in this section shall operate as a release, waiver, or discharge of any Claim, cause of action, right, or other liability against Person listed in subsection (a)-(k) above in any capacity other than as in subsections (a)-(k) above; provided, however, that the foregoing shall not operate as a release from any claim, cause of action, right or other liability arising out of the willful misconduct or gross negligence, or a violation of ERISA Sections 401 to 414, 29 U.S.C. §§ 1101-1114, in connection with, related to, or arising out of the Bankruptcy Cases, the pursuit of Confirmation of the Plan or the consummation of the Plan, the wind down of the Debtors’ Estates or the administration of Estate Property.

27.        Officer and Director Releases. The Officer and Director releases set forth in the Plan are hereby approved in their entirety. Except as otherwise provided for in the Plan on the Effective Date, each of (i) the Debtors; and (ii) the Committee, as applicable, shall be deemed to have released the Directors and Officers (solely in their respective capacities as directors and/or officers of the Debtors) and their professionals, from any and all claims, causes of actions, and other liabilities accruing on or before the Effective Date, and arising from or relating to any actions taken or not taken in connection with the decision to file bankruptcy on behalf of the Debtors, the sale or shutdown of the Debtors’ operations, the wind down and operation of the Debtors during chapter 11, the administration of the Bankruptcy Cases, the negotiation and implementation of the Plan, Confirmation of the Plan, consummation of the Plan (including all distributions thereunder), the administration of the Plan, and the property to be distributed under the Plan; provided, however, that the foregoing shall not operate as a release from any claim, cause of action, or other liability arising out of (i) any express contractual obligation owing by any such Directors and Officers, or (ii) the willful misconduct or gross negligence of such Directors and Officers in connection with, related to, or arising out of the Bankruptcy Cases, the pursuit of Confirmation of the Plan or the consummation of the Plan, or (iii) a violation of ERISA Sections 401 to 414, 29 U.S.C. §§1101-1114.

28.        Creditor Releases. The Creditor releases set forth in the Plan are hereby approved in their entirety. Except as otherwise provided for in the Plan, effective on the Effective Date, each holder of a Claim who votes in favor of the Plan and does not-opt-out of such release by checking the appropriate box on the Ballot and properly and timely completing and returning such Ballot pursuant to the Solicitation Materials shall be conclusively presumed to have released the Debtors, the Committee, and their respective Directors and Officers, members, employees, insurers, attorneys, advisors, and professionals, each in its capacity as such, from any and all actions, causes of action, liabilities, obligations, rights, suits, accounts, covenants, contracts, agreements, promises, damages, judgments, claims, debts, remedies and demands, whatsoever, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, now existing or hereafter arising, in law, at equity or otherwise, based in whole or in part on any act, transaction, omission or other event occurring before the commencement of the Bankruptcy Cases or during the course of the Bankruptcy Cases (including through the Effective Date), in any way relating to the Debtors, the Bankruptcy Cases, or the ownership, management, and operation of the Debtors. The Debtors and the Committee acknowledge that the PBGC has duly exercised its opt-out right hereunder, such that the creditor releases provided in Section 8.l(b) of the plan shall not apply to or otherwise be binding on the PBGC.

29.        Terms of Injunctions or Stays. Unless otherwise provided in the Plan, a Final Order of the Bankruptcy Court or this Confirmation Order, all injunctions or stays provided for in the chapter 11 Cases pursuant to sections 105 or 362 of the Bankruptcy Code or otherwise in existence on the Confirmation Date (excluding any injunctions or stays contained in this Confirmation Order or the Plan) shall remain in full force and effect until the Effective Date after which the injunctions of the Plan and this Confirmation Order will be given full force and effect.

30.        Final Fee Applications. All final requests for payment of Professional Fee Claims (the “Final Fee Applications”) must be filed no later than thirty (30) days after the Effective Date. Objections, if any, to Final Fee Applications of such Professionals must be filed and served on the Plan Administrator and its counsel, the requesting Professional and the Office of the United States Trustee no later than twenty (20) days from the date on which each such Final Fee Application is served and filed. After notice and a hearing in accordance with the procedures established by the Bankruptcy Code, Bankruptcy Rules and prior Final Orders of the Bankruptcy Court, the allowed amounts of such Professional Compensation Claims shall be determined by the Bankruptcy Court.

31.        Bar Date For Administrative Claims. Pursuant to this Order, the Bar Date for those Administrative Claims that arose after November 18, 2009 through the Confirmation Date shall be thirty (30) days after the Effective Date. Any Person that is required to and fails to properly file and serve such a request for payment of an Administrative Claim (excluding a Professional Compensation Claim) on or before this date shall be forever barred from asserting such Claim against the Debtors, Estate Property, the Plan Administrator, the Committee, the Post-Confirmation Oversight Committee or their respective property or interests in property, such Claim shall be discharged and the holder thereof shall be enjoined from commencing or continuing any action, employment of process or acts to collect, offset or recover such Claim.

32.        Governmental Approvals Not Required. This Confirmation Order shall constitute all approvals and consents required, if any, by the laws, rules or regulations of any state or any other governmental authority with respect to the implementation or consummation of the Plan and any documents, instruments or agreements, and any amendments or modifications thereto, and any other acts referred to in or contemplated by the Plan, the Disclosure Statement and any documents, instruments or agreements, and any amendments thereto.

33.        Payment of Fees. The Debtors shall continue to file quarterly reports with the U.S. Trustee and pay all fees due and payable under 28 U.S.C. § 1930 until the closing of the Chapter 11 Cases.

34.        Retention of Jurisdiction. Pursuant to sections 105(a) and 1142 of the Bankruptcy Code, and notwithstanding the entry of this Confirmation Order or the occurrence of the Effective Date, the Bankruptcy Court shall retain jurisdiction as provided in the Plan over all matters arising out of, arising in, and related to the chapter 11 Cases and the Plan to the fullest extent permitted by law, including, among other items and matters, jurisdiction over those items and matters set forth in the Plan.

35.        Filing And Recording. This Confirmation Order: (a) is and shall be effective as a determination that, on the Effective Date, all Claims and Equity Interests existing prior to such date have been released, satisfied and terminated to the extent provided for in the Plan; and (b) is and shall be binding upon and shall govern the acts of all entities including, without limitation, all filing agents, filing officers, title agents, title companies, recorders of mortgages, recorders of deeds, registrars of deeds, administrative agencies, governmental departments, secretaries of state, federal, state and local officials, and all other persons and entities who may be required, by operation of law, the duties of their office, or contract, to accept, file, register or otherwise record, or release any document or instruments. Each and every federal, state, and local government agency is hereby directed to accept any and all documents and instruments necessary, useful, or appropriate (including Uniform Commercial Code financing statements) to effectuate, implement, and consummate the transactions contemplated by the Plan and this Confirmation Order without payment of any recording tax, stamp tax, transfer tax, or similar tax imposed by federal, state or local law.

36.        Notices. The Debtors shall serve notice of entry of this Confirmation Order and occurrence of the Effective Date in accordance with Bankruptcy Rules 2002 and 3020(c); provided, however, that notice need not be given or served under the Bankruptcy Code, the Bankruptcy Rules, or this Confirmation Order to any Person to whom the Debtors mailed a notice of the Bar Date or Confirmation Hearing, but received such notice returned marked “undeliverable as addressed,” “moved - left no forwarding address,” “forwarding order expired,” or similar reason, unless the Debtors have been informed in writing by such Person of that Person’s new address. The notice described herein is adequate under the particular circumstances of these chapter 11 Cases, and no other or further notice is necessary. Service of notice in accordance with this decretal paragraph shall constitute good and sufficient notice of, inter alia, the applicable bar dates for Rejection Damages Claims, Professional Compensation Claims, Administrative Claims and no other or further notice of such bar dates shall be required.

37.        Reference to Plan Provisions. The failure to include or specifically reference any particular provision of the Plan in this Confirmation Order shall not diminish or impair the effectiveness of such provision, it being the intent of the Bankruptcy Court that the Plan be confirmed in its entirety.

38.        Confirmation Order Controlling. The provisions of the Plan and this Confirmation Order shall be construed in a manner consistent with each other so as to effect the purposes of each; provided, however, that if there is determined to be any inconsistency between any Plan provision and any provision of this Confirmation Order that cannot be reconciled, then, solely to the extent of such inconsistency, the provisions of this Confirmation Order shall govern and any such provision of the Confirmation Order shall be deemed a modification of the Plan and shall control and take precedence unless otherwise ordered by the Bankruptcy Court.

39.        Prior Orders. The Plan and the Confirmation Order are consistent with, and do not affect the finality of, any prior orders of this Court including the Sale Order (as defined in the Plan) entered in the chapter 11 Cases and such orders continue in full force and effect except to the extent that any such prior order is expressly modified in this Confirmation Order (for the avoidance of doubt, nothing herein modifies the Sale Order).

40.        Binding Effect. Pursuant to section 1142(a) of the Bankruptcy Code and the provisions of this Confirmation Order, the Plan shall be binding upon and inure to the benefit of the Debtors, Plan Administrator, all present, future and former holders of Claims and Equity Interests, and their respective heirs, personal representatives, successors and assigns.

41.        Modifications to the Plan. Subject to the restrictions on modifications set forth in section 1127 of the Bankruptcy Code, the Debtors and the Committee or the Plan Administrator, as applicable, may alter, amend or modify the Plan and any exhibits to the Plan at any time before its substantial consummation; provided, however, that (i) the Plan as modified shall meet the requirements of sections 1122 and 1123 of the Bankruptcy Code, (ii) the Plan as modified shall comply with section 1125 of the Bankruptcy Code, (iii) circumstances warrant such modifications and (iv) the Bankruptcy Court enters an order confirming the Plan as modified, if necessary.

42.        Severability. Each term and provision of the Plan, as may have been altered or interpreted by the Bankruptcy Court in accordance with the Plan is valid and enforceable pursuant to its terms.

43.        Notice Parties. Notices and demands to or upon the Plan Administrator shall be delivered upon the following parties: The Plan Administrator: WDC Solutions, Ltd., 464 Central Avenue, Suite 20, Northfield, IL 60093, Attn: Susan D. Watson; The Debtors: Haynes and Boone, LLP, 1221 Avenue of the Americas, 26th Floor, New York, NY 10020, Attn: Michael E. Foreman and Abigail Ottmers and Morris, Nichols, Arsht & Tunnell, 1201 North Market Street, 18th Floor, P.O. Box 1347, Wilmington, DE 19899, Attn: Gregory Werkheiser and Ann C. Cordo; The Committee: Otterbourg, Steindler, Houston & Rosen, P.C., 230 Park Avenue, New York, NY 10169, Attn: Scott L. Hazan and Jenette A. Barrow-Bosshart and Stevens & Lee, P.C., 1105 North Market Street, Suite 700, Wilmington, DE 19801, Attn: Joseph H. Huston, Jr.

44.        Final Order. This Confirmation Order is a final order and the period in which an appeal must be filed shall commence upon the entry hereof.

Dated: Oct 27, 2010
Wilmington Delaware

/s/ PETER J. WALSH
THE HONORABLE PETER J. WALSH
UNITED STATES BANKRUPTCY JUDGE